Exhibit 99.1

Innovative Food Holdings, Inc. Reports Financial Results for Fourth Quarter and Fiscal Year 2024

March 7, 2025

Key Fiscal Year data points:

●	Revenue of $72.1 million, +2.5% vs. 2023

●	Organic revenue growth (1) of +11.4% vs. 2023

●	Gross margin declined by 85 basis points vs. 2023 to 23.4%

●	GAAP net income (loss) from continuing operations of $2.5 million vs. ($3.7) million in 2023

●	GAAP net income (loss) from continuing operations per fully diluted share of $0.049 vs. ($0.076) in 2023

●	Non-GAAP adjusted net income from continuing operations of $2.1 million vs. $1.3 million in 2023

●	Non-GAAP adjusted net income per fully diluted share of $0.041 vs. $0.027 in 2023

●	Non-GAAP adjusted EBITDA of $3.2 million vs. $2.7 million in 2023

(1)	Organic revenue growth excludes the impact of divestitures and acquisitions

BONITA SPRINGS, Fla., March 07, 2025 (GLOBE NEWSWIRE) -- Innovative Food Holdings, Inc. (OTCQB: IVFH) (“IVFH” or the “Company”), a national seller of gourmet specialty foods to professional chefs, today reported its financial results for the fourth quarter and total fiscal year ended December 31, 2024.

Bill Bennett, Chief Executive Officer of IVFH, remarked, “2024 marked tremendous progress against our strategic plan as we finished our first phase (stabilization) and began our second phase (building the foundation for growth). Contributing to these efforts, we brought on a new CFO, added two new large distributor partners, on-boarded a large new retail customer, and completed two new acquisitions. Additionally, we sold our headquarters building, our direct-to-consumer e-commerce businesses, and several other smaller entities. These bold moves drove a significant improvement in our financials, with revenue growing 2.5% in the face of significant divestitures. Organic revenue growth, which excludes the impact of divestitures and acquisitions, was +11.4% for the full year. GAAP net income increased by $6.2 million in 2024 to $2.5 million, and adjusted EBITDA increased 18.5% during the year to $3.2 million. This improvement occurred despite significant inventory liquidation related to our divested businesses, and material upfront startup costs related to our new retail customer. These items contributed to an 85 basis point decline in gross margin, which was offset by a reduction in SG&A spend. Excluding non-cash stock compensation and non-recurring fees, SG&A spend decreased by approximately $1.0 million in 2024, amounting to 191 basis points of revenue. This is in addition to a reduction of over $1 million in 2023. It is exciting to see the growth and earnings potential of the organization begin to shine.”

Key Fourth Quarter data points:

●	Revenue of $23.0 million, +19.2% vs. Q4 2023

●	Organic revenue growth (1) of +44.3% vs. Q4 2023

●	Gross margin declined by 235 basis points vs. Q4 2023 to 20.9%

●	GAAP net income (loss) from continuing operations of ($0.2) million vs. ($1.4) million in Q4 2023

●	GAAP net income (loss) from continuing operations per fully diluted share of ($0.001) vs. ($0.034) in Q4 2023

●	Non-GAAP adjusted net income from continuing operations of $618 thousand vs. $197 thousand in Q4 2023

●	Non-GAAP adjusted net income per fully diluted share of $0.012 vs. $0.004 in Q4 2023

●	Non-GAAP adjusted EBITDA of $880 thousand vs. $559 thousand in Q4 2023

●	Completed acquisition of Denver-based Golden Organics and Fort Collins-based LoCo Food Distribution

●	New retail sales channel generated $5.3 million in revenue

●	New acquisitions contributed $838 thousand in revenue

(1)	Organic revenue growth excludes the impact of divestitures and acquisitions

Mr. Bennett continued, “Q4 2024 represented the first quarter of the ramp up of our new retail customer, as well as six weeks of contribution from our new Golden Organics business, and one week from our new LoCo Foods Distribution business. While revenue grew 19.2% compared to last year, organic revenue growth, which excludes the impact of divestitures and acquisitions, was an impressive 44.3% despite continued softness in our business with our largest drop ship customer. The new retail customer accounted for 79% of the increase in organic revenue. Despite a 235 basis point decline in our total company gross margin rate, gross margin dollars rose by $0.3 million on an additional $3.7 million in revenue. Excluding non-cash stock compensation and non-recurring fees, SG&A spend increased by $86 thousand, with SG&A as a percentage of revenue improving by 377 basis points. We are pleased with this performance, as we effectively managed expenses while significantly increasing growth-related spending compared to the same period last year. GAAP Net Income improved by $1.2 million vs. Q4 2023. Adjusted EBITDA improved by $321 thousand vs. Q4 2023 to $880 thousand in Q4 2024, despite the profit headwind of approximately $700 thousand driven by the ramp up of the retail business.”

Mr. Bennett added, “We’re very pleased to see our new growth businesses and acquisitions begin to materialize this quarter and demonstrate the growth potential of the Company. We also continue to see strong growth with our new national distributor partner announced last Spring, triple-digit growth in our Amazon sales channel, double-digit growth in our airline catering business, and double-digit growth in our Chicago Artisan business. In fact, we are continuing to experience greater than 25% organic growth in the first quarter-to-date of 2025. We’re also thrilled to have recently announced in Q1 of 2025 that the large retail customer we on-boarded in 2024 has expanded their program with us, and that we won a first-class custom cheese program with an international airline, which represents a new line of business for us.”

“The Company has a solid foundation, a passionate and committed team, and an industry with tremendous long-term potential. We recognize the importance of maintaining a laser focus on our top priorities in a complex economic environment to create a robust, profitable, and sustainable business model. As we navigate the ever-changing landscape of the food industry, we believe in our ability to adapt, innovate, and capitalize on opportunities focused on driving long-term shareholder value,” concluded Mr. Bennett.

Conference Call

The Company’s management will hold an investor call on March 7, 2025 at 10:00 am Eastern Time to discuss the Company’s results for the quarter and year ended December 31, 2024. At the end of the meeting, the Company will host a question-and-answer session with investors. All interested participants may attend the call on the web or by phone. The Company encourages those who wish to ask questions to join the call virtually through Zoom, rather than on the phone, as Zoom’s “raise hand” feature makes it easier for management to identify questioners. Details for the meeting are as follows:

Join Zoom Meeting
https://us02web.zoom.us/j/84531400931?pwd=OxjOExa1VI0lDeGIzxplrD7iFwAIGX.1

Meeting ID: 845 3140 0931
Passcode: 000164

One tap mobile
+12532158782,,84531400931# US

About Innovative Food Holdings, Inc.

At IVFH, we help make meals special. We provide access to foods that are hard to find, have a compelling story, or are on the forefront of food trends. Our gourmet foods marketplace connects the world’s best artisan food makers with top professional chefs nationwide. We curate the assortment, experience, and tech enabled tools that help our professional chefs create unforgettable experiences for their guests. Additional information is available at www.ivfh.com.

Forward-Looking Statements

This release contains certain forward-looking statements and information relating to the Company that are based on the current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company. Such statements, including those related to the Company’s growth plans, reflect the current views of the Company with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein, which include words such as “should,” “could,” “will,” “anticipate,” “believe,” “intend,” “plan,” “might,” “potentially” “targeting” or “expect”, or similar expressions. Additional factors that could also cause actual results to differ materially relate to current conditions and expected future developments, international crises, environmental and economic issues and other risk factors described in the Company’s public filings. As a result, readers are cautioned not to place undue reliance on these forward-looking statements and should understand that these statements are not guarantees of performance or results and that there are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those expressed in these statements, including, among others: economic factors affecting consumer confidence and discretionary spending; cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers and interruption of product supply or increases in product costs; and changes in the Company’s relationships with vendors and customers. The Company does not intend to update these forward-looking statements.

For a detailed discussion of these risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from those anticipated or expressed in any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”). Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Company with the SEC, which are available on the SEC’s website at https://www.sec.gov/.

Investor and Media contact:

Gary Schubert
Chief Financial Officer
Innovative Food Holdings, inc.
investorrelations@ivfh.com

Innovative Food Holdings, Inc.
Consolidated Balance Sheets
(unaudited)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$2,330,880	$5,235,102
Accounts receivable, net	9,039,232	4,298,435
Inventory, net	6,290,488	2,962,191
Other current assets	238,526	287,528
Assets held for sale	5,941,933	649,884
Current assets - discontinued operations	49,315	208,009
Total current assets	23,890,374	13,641,149

Property and equipment, net	1,584,878	7,000,015
Right of use assets, operating leases, net	705,476	28,519
Right of use assets, finance leases, net	524,273	436,403
Amortizable intangible assets, net	424,372	-
Tradenames and other unamortizable intangible assets	217,000	217,000
Total assets	$27,346,373	$21,323,086

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$6,653,622	$6,005,512
Accrued separation costs, related parties, current portion	334,532	463,911
Accrued interest	91,347	95,942
Deferred revenue	349,600	1,014,847
Stock appreciation rights liability	1,353,150	255,020
Notes payable - current portion	190,052	121,041
Lease liability - operating leases, current	239,660	17,131
Lease liability - finance leases, current	147,797	115,738
Contingent liability, current	54,430	-
Current liabilities - discontinued operations	-	551,851
Total current liabilities	9,414,190	8,640,993

Note payable, net of discount	8,692,674	8,855,000
Accrued separation costs, related parties, non-current	457,692	791,025
Lease liability - operating leases, non-current	467,569	11,388
Lease liability - finance leases, non-current	139,591	219,266
Total liabilities	19,171,716	18,517,672

Commitments & Contingencies
Stockholders’ equity
Common stock: $0.0001 par value; 500,000,000 shares authorized; 56,733,828 and 52,538,100 shares issued, and 53,889,531 and 49,714,929 shares outstanding at December 31, 2024 and December 31, 2023, respectively	5,670	5,251
Additional paid-in capital	45,520,123	42,762,811
Treasury stock: 2,644,297 and 2,623,171 shares outstanding at December 31, 2024 and 2023, respectively	(1,141,372)	(1,141,370)
Accumulated deficit	(36,209,764)	(38,821,278)
Total stockholders’ equity	8,174,657	2,805,414
Total liabilities and stockholders’ equity	$27,346,373	$21,323,086

Innovative Food Holdings, Inc.
Consolidated Statements of Operations
(unaudited)

	For the Twelve	For the Twelve
	Months Ended	Months Ended
	December 31,	December 31,
	2024	2023
Revenue	$72,134,376	$70,388,962
Cost of goods sold	55,280,668	53,347,220
Gross margin	16,853,708	17,041,742

Selling, general and administrative expenses	16,314,986	16,720,523
Separation costs - executive officers	-	2,074,063
Impairment of intangible assets	-	1,055,400
Total operating expenses	16,314,986	19,849,986

Operating income (loss)	538,722	(2,808,244)

Other income (expense)
Interest expense, net	(849,581)	(876,452)
Gain on sale of assets	2,816,616	9,360
Gain (loss) on sale of subsidiary	21,126	(45,022)
Other income	-	14,925
Other leasing income	5,700	7,600
Total other income (expense)	1,993,861	(889,589)

Net income (loss) before taxes	2,532,583	(3,697,833)

Income tax expense	-	15,834

Net income (loss) from continuing operations	$2,532,583	$(3,713,667)

Net income (loss) from discontinued operations	$78,931	$(641,485)

Consolidated net income (loss)	$2,611,514	$(4,355,152)

Net income (loss) per share from continuing operations – basic	$0.05	$(0.08)

Net income (loss) per share from continuing operations – diluted	$0.05	$(0.08)

Net (loss) per share from discontinued operations – basic	$0.01	$(0.01)

Net (loss) per share from discontinued operations – diluted	$0.01	$(0.01)

Weighted average shares outstanding – basic	50,563,992	49,076,880

Weighted average shares outstanding – diluted	50,577,847	49,076,880

Innovative Food Holdings, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	For the Twelve	For the Twelve
	Months Ended	Months Ended
	December 31,	December 31,
	2024	2023
Cash flows used in operating activities:
Net income (loss)	$2,611,514	$(4,355,152)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on disposition of assets	(2,816,616)	(9,360)
(Gain) Loss on sale of subsidiaries	(21,126)	45,022
Impairment of intangible assets	-	1,315,822
Amortization of intangible assets	7,193	-
Depreciation and amortization	265,891	557,268
Allowance for slow moving and obsolete inventory	-	189,582
Amortization of right of use asset	54,609	51,756
Amortization of prepaid loan fees	-	3,297
Amortization of discount on notes payable	5,136
Stock based compensation	437,339	405,503
Value of stock appreciation rights	1,098,130	255,020
Provision for doubtful accounts	4,599	73,330

Changes in assets and liabilities:
Accounts receivable, net	(3,826,006)	479,247
Inventory and other current assets, net	(1,936,193)	(135,593)
Accounts payable and accrued liabilities	(850,125)	(439,336)
Accrued separation costs - related parties	(462,713)	1,422,937
Deferred revenue	(790,769)	(243,149)
Operating lease liability	(52,856)	(51,756)
Net cash used in operating activities	(6,271,993)	(435,562)

Cash flows from investing activities:
Cash paid for acquisition of Golden Organics	(1,231,379)	-
Cash received in acquisition of LoCo Foods	42,000	-
Acquisition of property and equipment	(316,567)	(122,403)
Cash received from sale of subsidiaries	-	75,000
Cash received from disposition of asset, net of loan payoff	2,101,185	11,071
Cash received from disposition of intangible assets, net of costs	617,000	-
Net cash provided by (used in) investing activities	1,212,239	(36,332)

Cash flows from financing activities:
Cash received from sale of common stock, net of costs	3,250,000	-
Cash received from notes payable, net of costs	-	3,285,588
Payment for taxes related to net share settlement of equity awards, net	(908,484)	-
Principal payments on debt	(95,546)	(187,611)
Principal payments financing leases	(228,356)	(88,813)
Principal payments on line of credit	-	(2,014,333)
Net cash provided by financing activities	2,017,614	994,831

Decrease in cash and cash equivalents	(3,042,140)	522,937

Cash and cash equivalents at beginning of period	5,422,335	4,899,398

Cash and cash equivalents at end of period - continuing operations	$2,330,880	$5,327,016
Cash and cash equivalents at end of period - discontinued operations	$49,315	$95,319
Cash and cash equivalents at end of period	$2,380,195	$5,422,335

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$896,709	$802,076

Taxes	$-	$-

Non-cash investing and financing activities:
Reclassify fixed assets as held for sale	$5,941,933	$-
Debt to Fifth Third Bank paid directly by Maple Mark Bank	$353,815	$-
Issuance of common stock for severance agreement previously accrued	$-	$168,000
Par value of shares issued, previously accrued	$-	$87
Reclassify fixed assets as held for sale	$5,941,933	$649,984
Issuance of stock for cashless exercise of options	$2	$-

Innovative Food Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA Calculations
(unaudited)

	Q4 2024	Q4 2023	2024 Full Year	2023 Full Year
Net Income (Loss) From Continuing Operations (GAAP)	$(201,241)	$(1,402,928)	$2,532,583	$(3,697,833)
Depreciation & Amortization (1)	$61,596	$128,220	$273,084	$557,268
Interest expense – net	$207,369	$233,097	$849,581	$876,452
Income tax provision	$-	$-	$-	$15,834
EBITDA (Non-GAAP) (2)	$67,724	$(1,041,611)	$3,655,248	$(2,248,279)
Adjustments:
Separation Costs	$60,000	$203,272	$128,791	$2,174,007
Impairment of Tradenames - igourmet & Mouth	$-	$1,055,400	$-	$1,055,400
Unaccrued 2022 Leadership Bonus’ Expensed & Paid in 2023	$-	$-	$-	$125,923
Other Restructuring Costs	$203,000	$233,611	$388,087	$846,943
Stock Compensation Expense (3)	$679,478	$57,591	$1,469,412	$658,481
Legal Fees - JIT Lawsuit	$-	$14,576	$26,325	$91,052
(Gain) / Loss on Sale of Subsidiaries	$-	$45,022	$(21,126)	$45,022
Other Legal & Transactional	$44,096	$-	$268,023	$-
Commission on Sale of Asset	$-	$-	$247,300	$-
(Gain) on sale of assets	$(174,637)	$(9,361)	$(2,816,616)	$(9,360)
Adjusted EBITDA(Non-GAAP) (4)	$879,661	$558,501	$3,245,443	$2,739,189
Adjustments:
Depreciation	$(54,403)	$(128,220)	$(265,891)	$(526,274)
Interest expense – net	$(207,369)	$(233,097)	$(849,581)	$(876,452)
Income tax provision	$-	$-	$-	$(15,834)
Adjusted Net Income (Non-GAAP) (5)	$617,889	$197,184	$2,129,971	$1,320,629

Adjusted Diluted EPS (Non-GAAP)	$0.012	$0.004	$0.041	$0.027

Weighted-average diluted shares outstanding (Non-GAAP) (6)	51,833,213	49,577,983	51,847,068	49,076,880

	Q4 2024	Q4 2023	2024 Full Year	2023 Full Year
Revenue (GAAP)	$23,003,336	$19,301,245	$72,134,376	$70,388,962
Gross profit (GAAP)	$4,797,640	$4,479,903	$16,853,708	$17,041,742
Inventory Reserve	$203,000	$-	$332,287	$-
Adjusted Gross profit (Non-GAAP) (7)	$5,000,640	$4,479,903	$17,185,995	$17,041,742
Adjusted Gross profit margin % (Non-GAAP)	21.74%	23.21%	23.82%	24.21%

	Q4 2024	Q4 2023	2024 Full Year	2023 Full Year
Adjusted EBITDA(Non-GAAP) (4)	$879,661	$558,501	$3,245,443	$2,739,189
Interest Expense -net	$(207,369)	$(233,097)	$(849,581)	$(876,452)
Income Tax Expense - net	$-	$-	$-	$(15,834)
Maintenance Capital Expenditures (8)	$(3,404)	$(55,856)	$(10,773)	$(108,488)
Adjusted Free Cash Flow (Non-GAAP) (9)	$668,888	$269,548	$2,385,089	$1,738,414

(1)	Includes non-cash depreciation and amortization charges.

(2)	Earnings before interest, taxes, depreciation, and amortization

(3)	Includes stock and options-based compensation and expenses.

(4)	Adjusted EBITDA is a non-GAAP metric. Management believes that the presentation of Adjusted EBITDA and other non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results.

(5)	Adjusted Net Income accounts for the impact of non-core expenses including addback for one-time organizational restructure expenses, gains or losses on sale of assets or subsidiaries, tradename impairments, amortization expense, expense on the extinguishment of debt, and stock related expenses in both 2024 and 2023

(6)	GAAP weighted average shares outstanding.

(7)	Adjusted Gross profit is gross profit adjusted to remove the impact of inventory reserve adjustments or non-recurring inventory related gains or losses.

(8)	Maintenance Capital Expenditures is a component of “Acquisition of property and equipment (GAAP)” on the consolidated statement of cash flows. It represents management’s assumptions of capital spending to maintain the company’s current level of operations. It does not include expenditures on acquisitions (less cash acquired), nor does it include other capital expenditures made to fund growth of the current business.

(9)	Adjusted Free Cash Flow is defined as Adjusted EBITDA less interest expense, income tax expense, and maintenance capital expenditures. The company believes adjusted free cash flow is useful to investors in understanding how existing cash flow from operations before working capital changes and non-recurring items after maintenance capital expenditures (which we believe the best proxy for over time is Adjusted EBITDA less interest expense, income tax expense, and maintenance capital expenditures) is utilized as a source of growing our business. Adjusted Free Cash Flow is not a measure of cash available for discretionary expenditures since the company has certain non-discretionary obligations that were not deducted from the measure.